                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement"), dated to be effective as of July 1, 2004 (the "Effective Date"), is between Ace Cash Express, Inc., a Texas corporation (the "Company"), and Donald H. Neustadt, an individual resident of the State of Texas ("Neustadt"). The Company and Neustadt are hereinafter referred to as the "Parties."

      WHEREAS, the Company believes that, although Neustadt has ceased to be the Company's Chief Executive Officer, its continued employment of Neustadt (without lapse) for a year would be beneficial to the Company; and

      WHEREAS, Neustadt desires to continue his employment with the Company (without lapse) for an additional year;

      NOW, THEREFORE, in consideration of the foregoing and the covenants set forth in this Agreement, the Parties hereby agree as follows:

      1. Employment Relationship: The Company hereby employs Neustadt and Neustadt hereby accepts such employment, under this Agreement. The Parties' employment relationship begins on the Effective Date and will continue until 11:59 p.m. (Dallas, Texas time) on June 30, 2005 (the "Expiration Date"), or until the earlier termination thereof under paragraph 5 below. If the employment relationship hereunder continues until the Expiration Date without any termination under paragraph 5 below, each of the Parties will sign and deliver to the other, on the Expiration Date:

      (a) An Employment Separation Agreement in substantially the form of Exhibit A hereto; and

      (b) A Consulting Agreement in substantially the form of Exhibit B hereto.

      2. Employment Duties: Neustadt shall devote substantially all of his business time, attention, and efforts to the performance of his duties for the Company, subject to the supervision and direction of the Chief Executive Officer of the Company (the "CEO"). Those duties shall generally be of a kind normally performed by an executive of a business enterprise and shall include, as requested or directed by the CEO:

      (a)   Evaluation of the Company's risk-management systems and controls;
            and

      (b)   Analysis of the Company's operating systems and controls.

All services rendered by Neustadt hereunder shall be performed to the best of his ability and in furtherance of the welfare and development of the Company.

      3.    Restrictive Covenants: Neustadt acknowledges and agrees that:

      (a) He has signed and become obligated under a Nondisclosure, Noncompetition, Nonsolicitation, and Noninterference Agreement with the Company dated as of November 17, 2003 (the "Restrictive Covenant Agreement");

      (b) The Restrictive Covenant Agreement is effective on the Effective Date and is binding on him in accordance with its terms;

      (c) The current effectiveness of the Restrictive Covenant Agreement is a condition to the Company's entering into this Agreement;

      (d) Unless otherwise agreed by the Parties, the Restrictive Covenant Agreement shall remain in effect and shall be binding on him in accordance with its terms during the employment relationship and after termination of the employment relationship to the extent provided by the Restrictive Covenant Agreement; and

      (e) The Restrictive Covenant Agreement is incorporated herein by reference as though fully stated herein.

      4. Compensation: During the employment relationship, for all of Neustadt's services and obligations under this Agreement (including his continued performance of his obligations under the Restrictive Covenant Agreement), the Company shall pay or provide Neustadt, and Neustadt shall accept as compensation hereunder, the following:

      (a) The Company shall pay Neustadt salary at an annual rate of $284,000, payable every second week in accordance with the Company's normal payroll procedures.

      (b) The Company shall reimburse Neustadt his reasonable out-of-pocket expenses incurred in rendering services under this Agreement, in accordance with the Company's reimbursement policies and procedures in effect at the time.

      (c) The Company shall provide Neustadt the opportunity for him and his Dependents (as defined below) to participate in the Benefit Plans (as defined below) during the employment relationship. "Dependents" means those members of Neustadt's family that he identifies as his dependents for participation in or coverage under the Benefit Plans, and "Benefit Plans" means the health, dental, and similar benefit plans, programs, and arrangements available generally to the Company's executive employees that the Company maintains during the employment relationship. The participation of Neustadt and his Dependents in any or all of the Benefit Plans will be subject to the respective terms of the Benefit Plans, including the satisfaction of all applicable eligibility requirements and vesting provisions. Neustadt agrees that the Company shall have no obligation to continue any or all of the Benefit Plans. The Company has provided to Neustadt, and Neustadt hereby acknowledges receipt of, correct and complete written plan materials distributed to participants or prospective participants in the Benefit Plans effective on the Effective Date.

      (d) Executive will be entitled to paid vacation, in accordance with the Company's vacation policies, practices, and procedures, of up to five weeks during the employment relationship.

The Company will be entitled to deduct from any compensation or other amount paid or payable to Neustadt under this Agreement any and all social security
(FICA) taxes and other federal, state, local, or other taxes or governmental charges that may be necessary or appropriate. Nothing in this Agreement shall modify, enhance, or impair any of the agreements between the Parties entered into and still in effect under the Company's 1997 Stock Incentive Plan, as amended, or any of the Parties' respective rights and obligations thereunder.

      5.    Termination of Employment Relationship:

      (a) The Company may, upon written notice to Neustadt, terminate the employment relationship before the Expiration Date upon the Company's determination that (i) Neustadt has refused or willfully and intentionally failed to render or perform his duties hereunder to the Company or has otherwise breached this Agreement to any material extent, and if such refusal, failure, or breach is curable or remediable, such refusal, failure, or breach continues without cure or remedy after thirty (30) days' notice to Neustadt by the Company, (ii) Neustadt misappropriates or improperly diverts any funds or other asset of the Company or any opportunity of the Company to or for himself or any other person or entity, (iii) Neustadt commits any felony or other crime that adversely affects, or would (in the Company's judgment) be likely to adversely affect, the Company's business or reputation or the utility of Neustadt's services to the Company, or (iv) Neustadt is unable to continue to perform his duties hereunder because of any physical or mental injury, illness, or disability that extends for at least three consecutive months. The employment relationship under this Agreement shall also terminate (without the need for any notice) upon Neustadt's death.

      (b) Neustadt may, upon written notice to the Company, terminate the employment relationship before the Expiration Date upon any failure by the Company to make any of the payments or provide any of the benefits described in paragraph 4 above that continues, without cure or remedy, after ten business days' notice of failure to the Company by Neustadt.

      (c) Upon a termination of the employment relationship before the Expiration Date ("Termination"), Neustadt shall be entitled to all amounts payable and benefits to be provided to him under paragraph 4 above through the date on which the Termination is effective. If the Termination occurs under any of clauses (i), (ii), and (iii) of paragraph 5(a) above, then except for such amounts, the Company shall have no further obligation to pay any amount or provide any other benefit under this Agreement. If the Termination occurs under clause (iv) or the last sentence of paragraph 5(a) above or under paragraph 5(b) above, then the Company shall pay, in addition to such amounts, the Severance described (and as defined) in paragraph 5(d) below (subject to the conditions set forth therein).

            Upon a Termination, the Parties will not enter into any consulting relationship as described in the form of Consulting Agreement that is Exhibit B hereto.

      (d) Upon a Termination described in the third sentence of paragraph 5(c) above, the Company shall pay Neustadt, if and so long as he complies with the Severance Conditions (as defined below), "Severance" consisting of 72 consecutive monthly installments of $19,125.00 each, on or before the first day of each calendar month, beginning on the first day of the calendar month next following the date on which the Termination is effective (or, if the Termination is effective on the first day of a calendar month, then on that day). The Company shall pay the Severance by checks drawn on one or more accounts of the Company. The Company shall have no obligation to pay, or to continue to pay, any of the Severance, however, unless Neustadt (i) continues to comply with his covenants and obligations under the General Release and Covenant Not to Sue between the Parties dated June 30, 2004 (the "Release"), (ii) signs and delivers to the Company, and continues to comply with, an Employment Separation Agreement in substantially the form of Exhibit A, and
            (iii) continues to perform or comply with the post-employment covenants and obligations under the Restrictive Covenant Agreement for the entire 72 months during which the Severance is payable (the "Severance Conditions"). For this purpose, the Parties shall deem the Restrictive Covenant Agreement to be amended to extend the post-employment covenants and obligations of Neustadt through that 72-month period. In addition, if Neustadt violates any of the Severance Conditions, he shall repay the Company an amount equal to that portion of any Severance paid to him attributable to the period after any such violation. At any time on or after the Company begins to pay the Severance, the Company may make a lump-sum payment of all remaining amounts of Severance to Neustadt.

      (e) The respective rights and obligations of the Parties under this Agreement shall survive the expiration or termination of the employment relationship to the extent necessary to give full effect to those rights and obligations. A Party's exercise of its or his right to terminate the employment relationship shall not be that Party's exclusive right or remedy in the event of the other Party's failure to perform or breach of its obligations under this Agreement.

      (f) Upon Neustadt's death, any amount that may be due to him under this Agreement shall be paid to his administrators, heirs, legatees, or personal representatives, as may be appropriate.

      6. Assignment: This Agreement is personal to Neustadt, and he may not assign or delegate any of his rights or obligations hereunder without the Company's prior written consent. The Company may assign or delegate its rights and obligations hereunder to any successor or successors to all or substantially all of the business and assets of the Company or to any entity that controls, is controlled by, or is under common control with the Company so long as that entity is capable of performing the obligations of the Company under this Agreement. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors, representatives, and permitted assigns of the respective Parties. None of the Dependants shall be a third-party beneficiary of, or entitled to enforce any obligations under, this Agreement.

      7. Severability and Reformation: The Parties intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and, in lieu of such illegal, invalid, or unenforceable provision, there shall be added as a part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      8. Notices: Any notice or other communication to be given under this Agreement by one Party to the other must be in writing and must be (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by a reputable courier service, or (d) transmitted by facsimile, in any event to the address or facsimile number set forth below (or to such other address or facsimile number as may have been designated by either or both of the Parties from time to time in accordance with this paragraph 9):

        If to the Company:                 Ace Cash Express, Inc.
                                           1231 Greenway Drive
                                           Suite 600
                                           Irving, Texas  75038
                                           Attention: Chief Executive Officer
                                           Facsimile Number: (972) 582-1430

        If to Neustadt:                    Mr. Donald H. Neustadt
                                           819 Independence Parkway
                                           Southlake, Texas  75092
                                           Facsimile Number: (817) 421-7801

Any notice or other communication delivered personally or by courier service shall be deemed given and received as of actual receipt. Any notice or other communication mailed as described above shall be deemed given and received three business days after mailing or upon actual receipt, whichever is earlier. Any notice or other communication transmitted by facsimile shall be deemed given and received upon receipt of the transmission confirmation by the sender.

      9. Amendments and Waivers: No amendment or modification of this Agreement will be valid or binding upon the Parties unless it is in writing and signed by both of the Parties. No waiver of any term or condition of this Agreement, or of any performance or nonperformance of this Agreement, shall be binding unless the waiver is in writing and signed by the Party against which the waiver is to be enforced. Any waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any other or any subsequent breach.

      10. Certain Defined Terms: As used in this Agreement, (a) "include" and "including" do not denote or imply any limitation, (b) "business day" means any Monday through Friday other than any such day on which the executive offices of the Company are closed, and (c) "herein," "hereof," "hereunder," and similar terms are references to this Agreement as a whole and not to any particular provision of this Agreement.

      11. Governing Law and Venue: This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of Texas, except only to the extent preempted by federal law. Venue for any action or proceeding relating to this Agreement or the consulting relationship hereunder shall lie exclusively in courts in Dallas County, Texas.

      12. Entire Agreement. This Agreement, with Exhibits A and B hereto (which are integral parts of this Agreement) and with the other agreements or documents referred to herein, contains the entire agreement of the Parties as to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. Without limiting the generality of the preceding sentence, this Agreement supersedes the currently effective Change-in-Control Executive Severance Agreement between the Parties, which is hereby terminated. This Agreement does not, however, affect or supersede the Release or any agreement between the Parties under any applicable stock incentive plan of the Company.

 EXECUTED this 23 day of August , 2004.

                               /s/ DONALD H. NEUSTADT
                               ---------------------------------
                               DONALD H. NEUSTADT

                               ACE CASH EXPRESS, INC.

                               By: /s/ JAY B. SHIPOWITZ
                                   ----------------------
                                   Jay B. Shipowitz, Chief Executive
                                   Officer

                        Exhibit A to Employment Agreement

                         EMPLOYMENT SEPARATION AGREEMENT

      This Employment Separation Agreement ("Agreement"), dated as of June 30, 2005, is between Ace Cash Express, Inc., a Texas corporation (the "Company"), and Donald H. Neustadt, an individual resident of the State of Texas ("Neustadt"). The Company and Neustadt are hereinafter collectively referred to as the "Parties."

      WHEREAS, Neustadt has been previously employed by the Company under an Employment Agreement dated as of July 1, 2004 (the "Employment Agreement");

      WHEREAS, Neustadt is ceasing his employment with the Company under the Employment Agreement on the date of this Agreement (the "Separation Date");

      WHEREAS, the Parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including (without limitation) any and all claims and controversies arising out of the Employment Agreement, the employment relationship between the Parties, and the cessation thereof;

      NOW, THEREFORE, in consideration of the foregoing and the covenants set forth in this Agreement, the Parties hereby agree as follows:

      13. Cessation of Employment. On the Separation Date, Neustadt resigns from, and ceases, his employment with the Company. The preceding sentence shall not, however, affect Neustadt's continuing service as a director of the Company.

      14.   General Releases and Covenants Not to Sue:

      (a) Neustadt, for himself and on behalf of his agents, attorneys-in-fact, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES the Company and its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and other entities (including, without limitation, the Subsidiaries), their successors and assigns, and the current and former owners, shareholders, directors, officers, partners, managers, members, employees, agents, attorneys, representatives, and insurers of such corporations, firms, associations, partnerships, and entitles, and their guardians, successors, assigns, heirs, executors, and administrators (collectively, "Company Releasees") from any and all claims, liabilities, obligations, agreements, damages, causes of action, costs, losses, and attorneys' fees and expenses whatsoever, whether known or unknown, whether or not connected with or related to the Employment Agreement, Neustadt's employment by the Company, or the cessation of that employment, including (without limitation) any dispute, claim, charge, or cause of action arising under TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, as amended, 42 U.S.C. Section 2000e, et seq., the AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. Section 12101, et seq., the TEXAS COMMISSION ON HUMAN RIGHTS ACT, Tex. Labor Code Section 21.001, et seq., the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, as amended, 29 U.S.C. Section 621 et seq., the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, 29 U.S.C.
            Section 1001, et seq., and any other municipal, local, state, or federal law, common or statutory, which may have arisen, or which may arise, prior to or at the time of the execution of this Agreement.

      (b) The Company, for itself and on behalf of its agents, attorneys-in-fact, assigns, and successors and the Subsidiaries and their respective agents, attorneys-in-fact, assigns, and successors, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES Neustadt and his agents, attorneys-in-fact, guardians, successors, assigns, heirs, executors, and administrators (collectively, "Neustadt Releasees") from any and all claims, liabilities, obligations, agreements, causes of action, costs, losses, damages, and attorneys' fees and expenses whatsoever, whether known or unknown, connected with or related to the Employment Agreement, Neustadt's employment by the Company or the cessation of that employment which may have arisen, or which may arise, prior to or at the time of the execution of this Agreement; excluding from the foregoing release, however, any claim that the Company may hereafter have arising from or relating to any third-party claims made against the Company because of any actions taken by Neustadt, or any commitments or representations made by Neustadt, that violated any of Neustadt's fiduciary obligations to the Company.

      (c) Each of the Parties acknowledges and agrees that it or he is expressly releasing all claims known and suspected as well as all those unknown or not suspected and that its or his release includes and contemplates the extinguishment of all claims under any and all applicable laws.

      (d) Neustadt also COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ANY ACTION OR CLASS ACTION against, any of the Company Releasees based upon any of the claims released in paragraph 35(a) above.

      (e) The Company also COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ACTION OR CLASS ACTION against, any of the Neustadt Releasees based upon any of the claims released in paragraph 2(b) above.

      15. Revocation: Neustadt may revoke this Agreement by written notice to the Company within seven days after his execution hereof (the "Revocation Period"). Neustadt agrees that he will not receive the payments and benefits provided by this Agreement if he revokes this Agreement. Neustadt also acknowledges and agrees that if written notice of revocation of this Agreement has not been received by the Company before the expiration of the Revocation Period, he will have forever waived his right to revoke this Agreement, and this Agreement shall thereupon and thereafter be enforceable.

      16. Non-Admission: Neustadt acknowledges and agrees that by entering into this Agreement, the Company does not admit, but specifically denies, any violation of any local, state, or federal law.

      17. Return of Company Property: Neustadt agrees that he shall return all property belonging to the Company or any of the Subsidiaries in his possession, custody, or control on, or as soon as practicable after, the Separation Date.

      18. Mutual Non-Disparagement: Neustadt, solely on behalf of himself and his attorneys, and the Company, solely on behalf of its officers, directors, partners, managers, members, employees, agents, and attorneys who are managing agents with actual authority to speak for the Company, with regard to Neustadt and his employment with the Company and his service to the Subsidiaries, expressly acknowledge, agree, and covenant that they will not make any statements, comments, or communications that could constitute disparagement of one another or that may be considered to be derogatory or detrimental to the good name or business reputation of one another; provided, however, that the terms of this paragraph shall not apply to communications between Neustadt and his spouse, mental health professional, clergy, or attorneys, or between the Company and its advisors and attorneys, to the extent (in any such case) that such communications are subject to a claim of privilege existing under common law, statute, or rule of procedure. Where applicable, this mutual non-disparagement covenant applies to any public or private statements, comments, or communications in any form, whether oral, written, or electronic. The Parties further agree that they will not in any way solicit any such statements, comments, or communications.

      19. Payments and Benefits to Neustadt: In consideration for all of Neustadt's covenants herein:

      (a) The Company shall pay Neustadt, upon expiration of the Revocation Period (if this Agreement has not been revoked by Neustadt), $1,000. Such amount shall be paid by check drawn on an account of the Company.

      (b) The Company shall provide Neustadt, as a former officer of the Company and a former officer and director of certain of the Subsidiaries, rights to indemnification under the applicable corporate documents of the Company and the Subsidiaries and coverage under any directors' and officers' insurance policy maintained by the Company for itself and the Subsidiaries.

      (c) The Company shall accelerate, upon the expiration of the Revocation Period, the vesting of all outstanding and unvested options to purchase shares of the Company's Common Stock granted to Neustadt under the Company's applicable stock incentive plans and held by him as of the Separation Date. The Company shall also release, upon expiration of the Revocation Period, the forfeiture restrictions on all shares of Common Stock granted to Neustadt as restricted stock under the Company's applicable stock incentive plan and held by him as of the Separation Date. Each existing option agreement and restricted stock agreement between the Company and Neustadt regarding those outstanding options or shares of restricted stock, as applicable, shall be deemed amended by the preceding sentence.

(d) The Company shall afford Neustadt three months after the Separation Date to exercise his vested options to purchase shares of the Company's Common Stock under the Company's applicable stock incentive plans. The Company shall cooperate with Neustadt in the exercise of those options that he chooses to exercise (in accordance with the terms of the documents governing those options).

      20. Tax Consequences of Payments: The Parties acknowledge and agree that the Company shall not withhold taxes or FICA from any of the payments and benefits described in paragraph 7 above and shall only report those proceeds as income as required by law. Neustadt, in consultation with his tax advisor, shall determine issues respecting the tax consequences of these payments. Neustadt agrees to indemnify the Company against, and hold the Company harmless from taxes, if any, and any penalties and interest assessed against the Company resulting from the Parties' tax treatment of the payments and benefits described in paragraph 7 above.

      21. No Effect on Other Agreements. This Agreement does not affect or supersede (a) the General Release and Covenant Not to Sue between the Parties dated as of June 30, 2004, which shall continue to be effective, or (b) any of the Parties' respective post-employment covenants or obligations expressed or referred to in the Employment Agreement, which shall continue to be effective.

      22. Governing Law and Venue: This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of Texas, except only to the extent preempted by federal law. Venue for any action or proceeding relating to this Agreement or the consulting relationship hereunder shall lie exclusively in courts in Dallas County, Texas.

      23. Statement of Understanding: By executing this Agreement, Neustadt acknowledges that (a) he has had at least 21 days to consider the terms of this Agreement and has considered its terms for that period of time or has knowingly and voluntarily waived his right to do so; (b) he has consulted with, or has had sufficient opportunity to consult with, an attorney of his own choosing regarding the terms of this Agreement; (c) he has read this Agreement and fully understands its terms and their import; (d) except as provided by this Agreement, he has no contractual right or claim to the benefits described herein; (e) the consideration provided for herein is good and valuable; and (f) HE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY, OF HIS OWN FREE WILL, AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT, OR INTIMIDATION OF ANY KIND OR TYPE WHATSOEVER.

                            [Signature Page Follows]

EXECUTED in Irving, Texas, this 30th day of June, 2005.

                                        ________________________________________
                                        DONALD H. NEUSTADT

EXECUTED in Irving, Texas, this 30th day of June, 2005.

                                        ACE CASH EXPRESS, INC.

                                        By:_____________________________________

                        Exhibit B to Employment Agreement

                              CONSULTING AGREEMENT

      This Consulting Agreement ("Agreement"), dated to be effective as of July 1, 2005 (the "Effective Date"), is between Ace Cash Express, Inc., a Texas corporation (the "Company"), and Donald H. Neustadt, an individual resident of the State of Texas ("Neustadt"). The Company and Neustadt are hereinafter referred to as the "Parties."

      WHEREAS, the Company wishes to obtain Neustadt's services as a consultant, upon the Company's request, regarding various aspects of the Company's business with which Neustadt is familiar as a result of his previous long-term employment with the Company;

      WHEREAS, the Company wishes to obtain Neustadt's covenants not to engage in certain activities that are competitive with the Company's business or that interfere with the Company's business and relationships; and

      WHEREAS, the Parties have entered into and delivered to each other an Employment Separation Agreement dated as of June 30, 2005, which is a condition to the Company's entering into this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the covenants set forth in this Agreement, the Parties hereby agree as follows:

      24. Consulting Services: Neustadt shall, for the six consecutive years on and after the Effective Date, consult with the Company and its agents (including its attorneys), and provide to the Company and its agents such assistance, as the Company or its agents may reasonably request from time to time in connection with or relating to the Company's operations, certain of the Company's third-party relationships, and regulatory proceedings or issues or material litigation involving the Company. The consulting services shall include duties such as:

      (a) Neustadt's review of copies of certain internal operational and financial reports and information provided to him and his advice to executive officers of the Company regarding the subject matter of the reports and information;

      (b) Neustadt's review of abnormal patterns and trends regarding check cashing and loan processing to provide timely recognition of fraudulent activity;

      (c) Neustadt's recommendations for enhancements to the daily detailed operational reporting;

      (d) Neustadt's consultation to the CEO and Executive Management Team regarding trends and potential process and control improvements;

      (e) Neustadt's improvement of check cashing and loan underwriting systems;

      (f) Neustadt's development of systems enhancements as directed by the CEO or Executive Staff;

      (g) Neustadt's evaluation of risk management methodologies and recommendations for improvement;

      (h) Neustadt's review of regulatory proceedings and issues and, if applicable, material litigation involving the Company and his advice to executive officers of the Company regarding those proceedings or litigation.

Neustadt will be required to maintain access to the AS 400 operating system and Essbase from either home or office. Neustadt's duties will necessarily change as a result of the evolving nature of the Company's business and the resulting issues and circumstances affecting the Company and its business.

The Company's payments of amounts and provision of benefits to Neustadt, as described in paragraph 5 below, shall constitute compensation to Neustadt for all of these consulting services. This paragraph shall not apply, however, to any actions that Neustadt takes or must take as a separate party to any of such litigation or regulatory proceedings in which the Company is also involved.

      25. Trade Secrets: The Parties acknowledge and agree that, during the consulting relationship hereunder, the Company will provide and make available to Neustadt, and Neustadt will have access to and become familiar with, various trade secrets and proprietary and confidential information of the Company, the Company's direct and indirect subsidiaries (the "Subsidiaries"), and their affiliates, including processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, identity of employees, methods of doing business, and other confidential information (collectively, "Trade Secrets") which are owned by the Company, the Subsidiaries, and/or their affiliates and regularly used in the operation of their business, and as to which the Company, the Subsidiaries, and/or their affiliates take precautions to prevent dissemination to persons other than certain directors, officers, partners, managers, members, and employees. Neustadt acknowledges and agrees that the Trade Secrets (a) are secret and not known in the industry; (b) give the Company, the Subsidiaries, and/or their affiliates an advantage over competitors who do not know or use the Trade Secrets; (c) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (d) are valuable and special and unique assets of the Company, the Subsidiaries, and/or their affiliates, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company, the Subsidiaries and/or their affiliates. Neustadt may not use in any way or disclose any of the Trade Secrets, directly or indirectly, during the consulting relationship or at any time thereafter, except (i) as required in connection with a judicial or administrative proceeding or in connection with rendering the consulting services described in paragraph 1 above, or (ii) if the information becomes public knowledge other than as a result of an unauthorized disclosure by Neustadt. All files, records, documents, information, data, and similar items relating to the business of the Company, whether prepared by Neustadt or otherwise coming into his possession, will remain the exclusive property of the Company, and in any event must be promptly delivered to the Company upon the expiration or termination of the consulting relationship under this Agreement. Neustadt agrees upon his receipt of any subpoena, process, or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal, or person, Neustadt shall timely notify and promptly hand deliver a copy of the subpoena, process or other request to the Company. For this purpose, Neustadt irrevocably nominates and appoints the Company (including any attorney retained by the Company), as his true and lawful attorney-in-fact, to act in Neustadt's name, place and stead to perform any act that Neustadt might perform to defend and protect against any disclosure of any Trade Secret.

      26.   Noncompetition Covenant:

      (a) During the maximum 72-month term of the consulting relationship hereunder (the "Restricted Period"), Neustadt shall not, anywhere within the Restricted Territory (as defined below), directly or indirectly engage in any activity which, or any activity for any enterprise or entity a material part of the business of which, is a Competing Business (as defined below). The activity prohibited by the preceding sentence includes any kind of ownership (other than ownership of less than 1% of a class of publicly traded securities) in or of, or acting as a director, officer, agent, employee, or consultant of or for, any enterprise or entity referred to in the preceding sentence. For the purpose of this paragraph 3(a), the "Restricted Territory" means, collectively, Dallas County, Texas; each county (or equivalent subdivision) of any state, district, or territory of the United States of America in which the Company or any of the Subsidiaries has any retail location; and each county (or equivalent territory) adjacent to any of the preceding counties (or equivalent territories). Also for the purpose of this paragraph 3(a), "Competing Business" means any business that is competitive with (i) any business conducted by the Company or any of its Subsidiaries as of the Effective Date, (ii) any business that the Company or any of its Subsidiaries plans, as of the Effective Date, to conduct in the future if Neustadt has been involved before the Effective Date in formulating or implementing those plans, and (iii) any business conducted, or any plan to conduct business, by the Company or any of its Subsidiaries, in addition to or different than any business or any plan described in either of the two preceding clauses, during the consulting relationship hereunder if Neustadt renders any consulting time or effort for the Company regarding that additional or different business or plan. Further, for the purpose of this paragraph 3(a), "indirectly" means the performance of services by any business or entity in which Neustadt either owns or possesses more than a 1% interest in profits, losses, or capital or is a partner, or for which Neustadt acts as officer, director, agent, or representative, or to which Neustadt provides consulting or advisory services.

      (b) Neustadt acknowledges and agrees that, in light of the Company's covenants herein and other applicable circumstances, the restrictions imposed in this paragraph 3 are reasonable, are prompted by the Company's desire to protect its legitimate business interests (including the Trade Secrets), and will not be unduly burdensome to him.

      4.    Nonsolicitation Covenants:

      (a) During the Restricted Period, Neustadt shall not directly or indirectly solicit, divert, or appropriate to or for any Competing Business (as defined in paragraph 3(a) above) the financial services business of any customer of the Company, or in any manner solicit or induce any customer, franchisee, supplier, or other person with a business relationship with the Company to cease that business relationship with the Company or to refuse in the future to conduct business with the Company. In this paragraph 4, "indirectly" is used as defined in paragraph 3(a) above.

      (b) During the Restricted Period, Neustadt shall not directly or indirectly solicit, recruit, or employ any employee or regular consultant of the Company, or in any other manner attempt to induce any employee or regular consultant of the Company to leave the employ of the Company or cease his or her consulting or other business relationship with the Company, unless such person has not been employed by or provided consulting services to the Company at least 12 months before any solicitation, recruitment, or employment by Neustadt or any entity or enterprise with which Neustadt is in any way associated.

      (c) Neustadt acknowledges and agrees that, in light of the Company's covenants herein and other applicable circumstances, the restrictions imposed in this paragraph 4 are reasonable, are prompted by the Company's desire to protect its legitimate business interests (including the Trade Secrets), and will not be unduly burdensome to him.

      5. Payments and Benefits to Neustadt: In consideration for Neustadt's consulting services and his compliance with or performance of all of his other covenants herein:

      (a) The Company shall pay Neustadt during the term of the consulting relationship, by checks drawn on one or more accounts of the Company, 72 monthly installments of $19,125.00 each on or before the first day of each calendar month, beginning on the Effective Date.

      (b) The Company shall reimburse Neustadt his reasonable out-of-pocket expenses incurred in rendering the consulting services described in paragraph 1 above in accordance with the Company's reimbursement policies and procedures in effect at the time.

      (c) The Company shall provide benefits to Neustadt and his Dependent (as defined below) under the Benefit Plans (as defined below) during the consulting relationship and during Neustadt's lifetime after either the expiration of the consulting relationship or the termination of the consulting relationship by Neustadt under paragraph 7(c)(i) below. To the extent that Neustadt or his Dependent, or both, cannot participate in any of the Benefit Plans, however, the Company shall pay Neustadt an amount that is the economic equivalent of the coverage that would be provided under the Benefit Plan if Neustadt or his Dependent (or both, if applicable) had been a participant. "Dependent" means

            Karen Neustadt so long as she remains a dependent of Neustadt for federal income tax purposes. "Benefit Plans" means the health, dental, and similar benefit plans available generally to the Company's employees that the Company maintains during the consulting relationship.

      6.    Independent Contractor; Tax Consequences of Payments and Benefits:

      (a) The consulting services rendered by Neustadt under this Agreement shall be provided as an independent contractor to the Company, and nothing in this Agreement creates or shall be deemed to create the relationship of partners, joint venturers, employer-employee, or principal-agent between the Parties. Neustadt shall have no authority, without the prior written consent of an executive officer of the Company, to (i) create any obligation or responsibility on the part of the Company, (ii) legally bind or obligate the Company in any other manner, or (iii) supervise or direct any of the Company's employees.

      (b) The Company shall not withhold taxes or FICA from any of the payments and benefits described in paragraph 5 above or report those items as income to Neustadt. Neustadt shall be responsible for filing all necessary tax returns and remitting amounts due to the proper taxing authorities for any federal, state, and local tax (including social security tax) owed by him with respect to the payments and benefits made to him by the Company hereunder. Neustadt agrees to indemnify the Company against, and hold the Company harmless from taxes, and any penalties and interest, assessed against the Company resulting from the Parties' tax treatment of the payments and benefits described in paragraph 5 above.

      7.    Term and Termination of Consulting Relationship:

      (a) The term of the consulting relationship expressed in this Agreement shall commence on the Effective Date and continue until, and shall expire upon (and including), the day preceding the sixth anniversary of the Effective Date, unless the consulting relationship is sooner terminated in accordance with paragraph 7(b) or paragraph 7(c) below.

      (b) The Company may, upon written notice to Neustadt, terminate the consulting relationship upon the Company's determination that (i) Neustadt has refused or willfully and intentionally failed to render the consulting services to the Company described in paragraph 1 above or has otherwise breached this Agreement to any material extent, and if such refusal, failure, or breach is curable or remediable, such refusal, failure, or breach continues without cure or remedy after thirty (30) days' notice to Neustadt by the Company, or (ii) Neustadt is unable to continue to render consulting services because of any physical or mental injury, illness, or disability that extends for at least three consecutive months. The consulting relationship in this Agreement shall also terminate upon Neustadt's death.

      (c) Neustadt may, upon written notice to the Company, terminate the consulting relationship upon (i) any failure by the Company to make any of the payments or provide any of the benefits described in paragraph 5 above that continues, without cure or remedy, after thirty (30) days' notice of failure to the Company by Neustadt, or
            (ii) a Change in Control, as defined in Exhibit A to this Agreement.

      (d) In the event of the termination of the consulting relationship, Neustadt shall be entitled to all amounts payable and benefits to be provided to him under paragraph 5 above through the calendar month in which the termination is effective. Except for such amounts, except for the benefits to be provided under paragraph 5(c) above during Neustadt's lifetime after the expiration or the termination of the consulting relationship described in that paragraph, and except as provided in paragraphs 7(e) and 7(f) below, the Company shall have no further obligation to pay any amount or provide any other benefit under this Agreement. Upon Neustadt's death, any amount that may be due to him under this Agreement shall be paid to his administrators, heirs, legatees, or personal representatives, as may be appropriate.

      (e) If the consulting relationship is terminated by Neustadt upon a Change in Control, then the Company shall pay Neustadt (i) the sum of all of the remaining monthly installments described in paragraph 5(a) above that would otherwise be payable after the date of the termination of the consulting relationship (the "Installments Payment"), and (ii) an amount equal to the then present actuarial value (determined by an independent actuary selected by the Company) of the Company's good-faith estimate of the benefits that it would otherwise have been obligated to provide to Neustadt under paragraph 5(c) above (the "Benefits Payment"). The Installments Payment and the Benefits Payment shall be made in a lump sum in cash, by certified or cashier's check, or by wire transfer of immediately available funds to an account designated by Neustadt. Nevertheless, if Neustadt should breach or violate any of his covenants in paragraphs 2, 3, and 4 above at any time during the Restricted Period, Neustadt (or his legal successor or successors) shall be obligated to immediately pay the Company (or its legal successor) an amount equal to (A) the sum of all of the monthly installments that (in the absence of the Installments Payment to Neustadt) would have been payable to Neustadt for and after the month during which such breach or violation occurred, and (B) an amount equal to the product of the Benefits Payment times a fraction, the numerator of which is the number of calendar months (whether full or partial) remaining in the Restricted Period since the date of Neustadt's breach or violation, and the denominator is 72. If Neustadt must pay such amount because of a breach or violation of a covenant, then he shall also be obligated to pay interest on such amount, accruing from the date that payment was made to Neustadt in accordance with the first two sentences of this paragraph 7(e), at the prime rate publicly announced by JP Morgan Chase Bank in effect on the date of such breach or violation (or, if less, the maximum rate permitted by law). Neustadt shall pay the amount or amounts due in cash, by certified or cashier's check, or by wire transfer of immediately available funds to an account designated by the Company.

      (f) If the consulting relationship is terminated under clause (ii) of paragraph 7(b) above or because of Neustadt's death, the Company shall continue to pay the remaining monthly installments payable to Neustadt under paragraph 5(a) above in accordance with that paragraph. Nevertheless, if Neustadt should breach or violate any of his covenants in paragraphs 2, 3, and 4 above at any time during the Restricted Period, Neustadt shall no longer be entitled to any of the monthly installments that would have been payable to him, or to any of the benefits to be provided to him under paragraph 5(c) above, for or after the month during which such breach or violation occurred.

      (g) The respective rights and obligations of the Parties under this Agreement shall survive the expiration or termination of the consulting relationship to the extent necessary to give full effect to those rights and obligations. Without limiting the generality of the preceding sentence, the respective rights and obligations of the Parties under (i) paragraphs 2, 3, and 4 above, (ii) if applicable, and except as otherwise provided in paragraph 7(e) or paragraph 7(f) above, under paragraph 5(c) above, and (iii) if applicable, under paragraph 7(e) or paragraph 7(f) above, shall survive the expiration or termination of the consulting relationship. A Party's exercise of its or his right to terminate the consulting relationship shall not be that Party's exclusive right or remedy in the event of the other Party's failure to perform or breach of its obligations under this Agreement. Further, none of the remedies provided above in this paragraph 7 for any breach or violation of any of Neustadt's covenants in paragraphs 2, 3, and 4 above shall be an exclusive remedy.

      8. Assignment: This Agreement is personal to Neustadt, and he may not assign or delegate any of his rights or obligations hereunder without the Company's prior written consent. The Company may assign or delegate its rights and obligations hereunder to any successor or successors to all or substantially all of the business and assets of the Company or to any entity that controls, is controlled by, or is under common control with the Company so long as that entity is capable of performing the obligations of the Company under this Agreement. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors, representatives, and permitted assigns of the respective Parties. None of the Dependents shall be a third-party beneficiary of, or entitled to enforce any obligations under, this Agreement.

      9. Severability and Reformation: The Parties intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and, in lieu of such illegal, invalid, or unenforceable provision, there shall be added as a part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. Without limiting the generality of the preceding sentence, if a court of competent jurisdiction determines that the scope of any restriction in paragraphs 3 and 4 above is too broad to be enforced as written, the Parties intend that the court reform the restriction to such narrower scope as it determines to be reasonable and enforceable.

      10. Notices: Any notice or other communication to be given under this Agreement by one Party to the other must be in writing and must be (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by a reputable courier service, or (d) transmitted by facsimile, in any event to the address or facsimile number set forth below (or to such other address or facsimile number as may have been designated by either or both of the Parties from time to time in accordance with this paragraph 10):

 If to the Company:                          Ace Cash Express, Inc.
                                             1231 Greenway Drive
                                             Suite 600
                                             Irving, Texas  75038
                                             Attention: Chief Executive Officer
                                             Facsimile Number: (972) 582-1430

 If to Neustadt:                             Mr. Donald H. Neustadt
                                             819 Independence Parkway
                                             Southlake, Texas  75092
                                             Facsimile Number: (817) 421-8701

Any notice or other communication delivered personally or by courier service shall be deemed given and received as of actual receipt. Any notice or other communication mailed as described above shall be deemed given and received three business days after mailing or upon actual receipt, whichever is earlier. Any notice or other communication transmitted by facsimile shall be deemed given and received upon receipt of the transmission confirmation by the sender.

      11. Amendments and Waivers: No amendment or modification of this Agreement will be valid or binding upon the Parties unless it is in writing and signed by both of the Parties. No waiver of any term or condition of this Agreement, or of any performance or nonperformance of this Agreement, shall be binding unless the waiver is in writing and signed by the Party against which the waiver is to be enforced. Any waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any other or any subsequent breach.

      12. Certain Defined Terms: As used in this Agreement, (a) "include" and "including" do not denote or imply any limitation, (b) "business day" means any Monday through Friday other than any such day on which the executive offices of the Company are closed, and (c) "herein," "hereof," "hereunder," and similar terms are references to this Agreement as a whole and not to any particular provision of this Agreement.

      13. Governing Law and Venue: This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of Texas, except only to the extent preempted by federal law. Venue for any action or proceeding relating to this Agreement or the consulting relationship hereunder shall lie exclusively in courts in Dallas County, Texas.

      14. Entire Agreement. This Agreement (with Exhibit A hereto) contains the entire agreement of the Parties as to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. Exhibit A is an integral part of this Agreement.

      15. Statement of Understanding: By executing this Agreement, Neustadt acknowledges that (a) he has consulted with, or has had sufficient opportunity to consult with, an attorney of his own choosing regarding the terms of this Agreement; (b) he has read this Agreement and fully understands its terms and their import; (c) the consideration provided for herein is good and valuable; and (d) HE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY, OF HIS OWN FREE WILL, AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT, OR INTIMIDATION OF ANY KIND OR TYPE WHATSOEVER.

EXECUTED this ____ day of ________, 200___.

                                                     ___________________________

                                                     DONALD H. NEUSTADT

                                                     ACE CASH EXPRESS, INC.

                                                     By:________________________

                        Exhibit A to Consulting Agreement

"Change in Control" means the occurrence of any one or more of the following:

(i) Any Person becomes an Acquiring Person, except as the result of (A) any acquisition of Voting Securities of the Company by the Company or (B) any acquisition of Voting Securities of the Company directly from the Company (as authorized by the Board).

(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; and for this purpose, any individual who becomes a member of the Board after the Effective Date whose election, or nomination for election by holders of the Company's Voting Securities, was approved by the vote of at least a majority of the individuals then constituting the Incumbent Board shall be considered a member of the Incumbent Board (except that any such individual whose initial election as director occurs as the result of an actual or threatened election contest, within the meaning of Rule 14a-11 under the Exchange Act, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered).

(iii) The consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company unless, in any case, the Persons who or which Beneficially Own the Voting Securities of the Company immediately before that transaction Beneficially Own, directly or indirectly, immediately after the transaction, at least 75% of the Voting Securities of the Company or any other corporation or other entity resulting from or surviving the transaction (including a corporation or other entity which, as the result of the transaction, owns all or substantially all of Voting Securities of the Company or all or substantially all of the Company's assets, either directly or indirectly through one or more subsidiaries) in substantially the same proportion as their respective ownership of the Voting Securities of the Company immediately before that transaction.

(iv) The Company's shareholders approve a complete liquidation or dissolution of the Company.

For the purposes of the preceding definition, the following terms have the corresponding meanings:

"Acquiring Person" means any Person (other than an Excluded Person) who or which, alone or together with all Affiliates and Associates of that Person, is the Beneficial Owner of 25% or more of the Voting Securities of the Company then outstanding.

"Affiliate" and "Associate" have the respective meanings ascribed to them in Rule 12b-2 under the Exchange Act.

"Beneficial Owner" means beneficial owner as defined in Rule 13d-3 under the Exchange Act. ("Beneficially Owns" has the correlative meaning.) Any calculation of the number of Voting Securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Voting Securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act.

"Board" means the Board of Directors of the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Excluded Person" means:

(i) Neustadt or any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which Neustadt is a member;

(ii) any Person that controls (as defined in Rule 12b-2 under the Exchange Act) the Company as of the date of the Agreement or any group of which any such Person is a member;

(iii) any employee-benefit plan, or related trust, sponsored or maintained by the Company or any of its Subsidiaries, or any trustee or other fiduciary thereof; or

(iv) any corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Voting Securities of the Company.

"Incumbent Board" means the members of the Board on the Effective Date (subject, however, to clause (ii) of the definition of "Change in Control").

"Person" means any individual, firm, corporation, partnership, limited liability company, trust, or other entity, including any successor (by merger or otherwise) of such entity.

"Subsidiary" means a corporation or other entity, whether incorporated or unincorporated, of which at least a majority of the Voting Securities is owned, directly or indirectly, by the Company.

"Voting Securities" means securities or other interests having by their terms ordinary voting power to elect members of the board of directors of a corporation or individuals serving similar functions for a noncorporate entity.

                                       2